Exhibit 99.1

RENTECH SIGNS AGREEMENT WITH BAARD GENERATION TO DEVELOP PLANTS IN OHIO

DENVER, May 23 /PRNewswire-FirstCall/ -- Rentech Inc. (Amex: RTK) today announced that its wholly owned subsidiary, Rentech Development Corporation (RDC), signed a Memorandum of Understanding (MOU) with Baard Generation, L.L.C. (Baard) for the development of two poly-generation plants in Ohio.

Dennis L. Yakobson, president and CEO of Rentech, Inc. stated: “We are extremely pleased to be working with Baard and the state of Ohio on these projects. Baard’s extensive and successful experience in developing power projects is an extremely significant asset that Rentech will be able to draw from as we move forward together on these projects. We believe that the utilization of poly-generation together with other advanced clean coal technologies could be instrumental in aiding our Country’s growing clean energy needs while placing us on a path towards energy security.”

Under the terms of the MOU, Baard and RDC will evaluate the feasibility of two poly-generation projects in association with Baard’s Integrated Gasification Combined Cycle developments in Ohio. These plants are being designed by RDC and Baard to utilize the Rentech Fischer-Tropsch (FT) coal-to-liquids technology and its patented poly-generation technology. The FT plants will each produce approximately 35,000 barrels per day of ultra clean FT diesel and jet fuels along with up to 1500 tons per day of ammonia fertilizer; and, approximately 200 megawatts of electric power. Each plant will directly employ over 180 people.

“Our desire to develop advanced clean coal generating plants in Ohio along with our development of the Coshocton Ethanol facility are clear indications of our interest in the development of alternative fuels derived from Ohio’s bountiful coal and renewable resources,” stated Baard Generation CEO John Baardson. “Now, we are looking to Rentech’s FT technology as a path towards optimizing the coal gasification technology.” “I am pleased Ohio is being considered for this project,” said Ohio Governor Bob Taft. “Ohio strongly supports efforts to produce cleaner, more reliable and affordable energy for consumers and our heavy industrial base and we believe that clean-coal technologies are key to those efforts.”

About Baard

Headquartered in Vancouver, Washington, Baard is one of the most successful independent power developers in deregulated markets in the United States. Recent trends have contributed to Baard’s decision to change from an IGCC to a poly-generation process, including the need for ultra-low sulfur diesel and jet fuels, the outsourcing of the nation’s fertilizer industry, the nation’s growing need to reduce dependency on foreign energy imports, and Ohio’s initiative to revive its coal mining industry to enhance its economy and provide thousands of jobs.

Baard Generation, L.L.C. is the power plant development arm for a group of energy companies affiliated with Baard Energy, L.L.C. Baard Generation has successfully developed over 1,200 MW of projects in the US and Canada.

About Rentech

Rentech, Inc., incorporated in 1981, is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids process for conversion of synthesis gas made from natural gas, industrial off-gas, or solid or liquid carbon-bearing materials into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels, naphtha, waxes and fuel for fuel cells. Safe Harbor Statement

Certain information included in this report and other reports or materials filed or to be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company or its management) contain or will contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith, belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect Rentech’s results include the ability to obtain financing for working capital; future agreements with Baard; successful completion of the feasibility study resulting in a definitive development agreement; agreements with others related to proposed projects including but not limited to coal supply contracts and off-take agreements; financing for projects; the timing of potential projects; continued cooperation of state authorities; and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008 or E-mail at mkir@rentk.com, or see the Company’s web site at: www.rentechinc.com

SOURCE  Rentech, Inc.
          -0-                                        05/23/2005
          /CONTACT:  Mark Koenig, Director of Investor Relations of Rentech, Inc.,
+1-303-298-8008, mkir@rentk.com/
          /Web site:  http://www.rentechinc.com /